UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X] Filed by the Registrant

[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(C) or
    Section 240.14a-12

                       Home Properties of New York, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------
        (2) Aggregate Number of securities to which transaction applies:

        ----------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------
        4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------
         5) Total fee paid:

        ----------------------------------------------------------

[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        ----------------------------------------------------------
        (2) Form Schedule or Registration Statement No.:

        ----------------------------------------------------------
        (3) Filing Party:

        ----------------------------------------------------------
        (4) Date Filed:

         ----------------------------------------------------------

                                [GRAPHIC OMITTED]
                                HOME PROPERTIES





April 1, 2002


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Home Properties of New York, Inc. The Annual Meeting will be held on Tuesday, May 7, 2002 at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at the George Eastman House, 900 East Avenue, Rochester, New York 14607.

         A Notice of Annual Meeting and a Proxy Statement are attached. They describe the matters to be acted upon at the Annual Meeting. Your vote on these matters is very important. Please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, you may choose to vote by telephone or internet. Voting by any of these methods before the meeting will insure that your shares are represented at the meeting, whether or not you plan to attend in person.

         We look forward to seeing you at the meeting.


                          /s/Norman P. Leenhouts
                          -----------------------
                          Norman P. Leenhouts
                          CHAIRMAN AND CO-CHIEF EXECUTIVE
                          OFFICER


                          /s/Nelson B. Leenhouts
                          -----------------------
                          Nelson B. Leenhouts
                          PRESIDENT AND CO-CHIEF EXECUTIVE
                          OFFICER

                        HOME PROPERTIES OF NEW YORK, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 7, 2002
                     ---------------------------------------

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Home Properties of New York, Inc. (the "Company") will be held on Tuesday, May 7, 2002 at 2:30 p.m. at the Dryden Theatre of the International Museum of Photography at George Eastman House, 900 East Avenue, Rochester, New York 14607 for the following purposes:

                  1. To elect twelve directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are elected;

                  2. To ratify the Board of Director's appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002; and

                  3. To consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

         The Board of Directors set the close of business on March 14, 2002 as the record date. Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements. (If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares. Please give instructions for your shares to be voted to the person responsible for your account.)

         There are four ways to vote:

          - by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope;

          -    by internet at http://www.eproxy.com/hme;

          -    by toll-free telephone at 1-800-435-6710; or

          -    by written ballot at the meeting.

         If you vote by internet or telephone, your vote must be received before 4:00 p.m. on the day before the Annual Meeting. You may change your vote or revoke your proxy at any time before the Annual Meeting:

          -    by returning a later dated proxy card;

          - by sending written notice to Ann M. McCormick, Secretary of the Company at 850 Clinton Square, Rochester, New York 14604;

          -    by entering a new vote by internet or telephone; or

          -    by completing a written ballot at the Annual Meeting.

Rochester, New York                          By Order of the Board of Directors
April 1, 2002
                                             /s/ Ann M. McCormick
                                             -------------------------
                                             Ann M. McCormick
                                             Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY ONE OF THE ABOVE METHODS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED.

                        HOME PROPERTIES OF NEW YORK, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     ---------------------------------------

                                 PROXY STATEMENT

                     ---------------------------------------

                     FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held on May 7, 2002


April 1, 2002

GENERAL INFORMATION
This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors of Home Properties of New York, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, May 7, 2002 at 2:30 p.m. at the Dryden Theatre at the International Museum of Photography at George Eastman House, 900 East Avenue, Rochester, New York 14607. The approximate date on which the enclosed form of proxy and this Proxy Statement are first being sent to stockholders is April 1, 2002.

WHO MAY VOTE
Stockholders of the Company as of the Company's record date, March 14, 2002, may vote.

OUTSTANDING SHARES
On March 14, 2002, 25,909,284 shares of the Company's Common Stock were outstanding. Each share of common stock has one vote.

HOW TO VOTE There are four ways to vote:
1.       internet at http://www.eproxy.com/hme;
2.       toll-free telephone at (800) 435-6710;
3.       completing and mailing your proxy card; or
4.       written ballot at the Annual Meeting.

HOW PROXIES WORK
The Company's Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxy holders (Nelson B. Leenhouts and Norman P. Leenhouts, the Company's Co-Chief Executive Officers) to vote your shares at the Annual Meeting in the manner you direct.

If you vote by any of the above methods but do not specify how you wish to vote your shares, your shares will be voted "for" all director candidates and "for" the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2002. Proxy holders will also vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. For example, if you hold shares through someone else, such as a stock broker, you may get proxy material from them.

QUORUM
In order to carry out the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED
A majority of the votes cast at the Annual Meeting is necessary to elect each of the nominees for directors named in this Proxy Statement and to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002. Any other matter properly brought before the meeting also requires the favorable vote of a majority of the votes cast. Under Maryland law, if a stockholder abstains on a vote, the abstention does not constitute a vote "for" or "against" a matter. Thus, abstentions are disregarded in determining the "votes cast".

CHANGING YOUR VOTE
You may revoke your proxy before it is voted by entering a new vote by internet or telephone, by submitting a new proxy with a later date, by voting in person at the Annual Meeting or by notifying the Company's Secretary in writing prior to the Annual Meeting as follows: Ann M. McCormick, 850 Clinton Square, Rochester, New York 14604.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, twelve individuals will be elected to serve as directors until the 2003 Annual Meeting and until their successors are elected.

         The Board of Directors has nominated Norman P. Leenhouts, Nelson B. Leenhouts, Edward J. Pettinella, Burton S. August, Sr., William Balderston, III, Alan L. Gosule, Leonard F. Helbig, III, Roger W. Kober, Albert H. Small, Clifford W. Smith, Jr., Paul L. Smith and Amy L. Tait to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve as a director if elected.

         The favorable vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting is required for the election of the Nominees as directors.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES FOR DIRECTOR

         Brief biographical descriptions of the Nominees follow. The information was furnished to the Company by the Nominees. The information is up to date through March 14, 2002.

         Norman P. Leenhouts, 66, has served as Chairman of the Board of Directors, Co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as Chairman of the Board of Home Properties Management, Inc. ("HP Management") since its formation. He has been a director of Home Properties Resident Services, Inc. ("HPRS") since its formation and Chairman since 2000. Norman Leenhouts is a co-owner, together with Nelson Leenhouts, of Home Leasing Corporation, the Company's predecessor ("Home Leasing"), and served as Chairman of Home Leasing since 1971. He is a director of Hauser Corporation and Rochester Downtown Development Corporation and is a member of the Board of Trustees of Roberts Wesleyan College. Mr. Leenhouts is also a Life Trustee of the University of Rochester. He is a graduate of the University of Rochester and is a certified public accountant. He is the twin brother of Nelson Leenhouts and the father of Amy Tait.

         Nelson B. Leenhouts, 66, has served as President, Co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as President and Chief Executive Officer and director of HP Management and as a director since its formation. He has been a director of HPRS since its formation, President since 2000 and a Vice President since 1998. Nelson Leenhouts was the founder, and a co-owner, together with Norman Leenhouts, of Home Leasing, and served as President of Home Leasing since 1967. He is a director of Hauser Corporation and a member of the Board of Directors of the National Multi Housing Council. Nelson Leenhouts is a graduate of the University of Rochester. He is the twin brother of Norman Leenhouts and the uncle of Amy Tait.

         Edward J. Pettinella, 50, has served as Executive Vice President and a director of the Company since February, 2001 when he joined the Company. From 1997 until February, 2001, Mr. Pettinella served as President, Charter One Bank (N.Y. Division) and Executive Vice President of Charter One Financial, Inc. From 1980 through 1997, Mr. Pettinella served in several managerial capacities for Rochester Community Savings Bank, Rochester, NY, including the positions of Chief Operating Officer and Chief Financial Officer. Mr. Pettinella serves on the Boards of Directors of the United Way of Greater Rochester, State University at Geneseo, Geneseo Foundation, Syracuse University School of Business, Rochester Chamber of Commerce, Rochester Economic Development Corporation and the Memorial Art Gallery. Mr. Pettinella is a graduate of the State University at Geneseo and holds an MBA from Syracuse University.

         Burton S. August, Sr., 86, has been a director of the Company since August, 1994. Mr. August is currently a director of Monro Muffler Brake, Inc., a publicly traded company where Mr. August served as Vice President from 1969 until he retired in 1980. Mr. August is Honorary Vice Chairman of the Board of Trustees of Rochester Institute of Technology, on the Board of Directors of Park Ridge Health Systems and Hillside Children's Center Foundation, on the cabinet of the Al Sigl Center, on the Finance Committee of the United Way of Greater Rochester and a Trustee of the Otetiana Council Boy Scouts of America.

         William Balderston, III, 74, has been a director of the Company since August, 1994. From 1991 to the end of 1992, he was an Executive Vice President of The Chase Manhattan Bank, N.A. From 1986 to 1991, he was President and Chief Executive Officer of Chase Lincoln First Bank, N.A., which was merged into The Chase Manhattan Bank, N.A. He is a Life Trustee of the University of Rochester and a member of the Board of Governors of the University of Rochester Medical Center. Mr. Balderston is also a Trustee of the Genesee Country Village and Museum, as well as a member of the board of the Genesee Valley Conservancy. He is a graduate of Dartmouth College.

         Alan L. Gosule, 61, has been a director of the Company since December, 1996. Mr. Gosule has been a partner in the law firm of Clifford Chance Rogers & Wells LLP, New York, New York, since August, 1991 and prior to that time was a partner in the law firm of Gaston & Snow. He serves as Chairman of the Clifford Chance Rogers & Wells LLP Tax Department and Real Estate Securities practice group. Mr. Gosule is a graduate of Boston University and its Law School and received a LL.M. from Georgetown University. Mr. Gosule also serves on the Boards of Directors of the Simpson Housing Limited Partnership, F.L. Putnam Investment Management Company, Colonnade Partners and America First Mortgage Investments, Inc. Clifford Chance Rogers & Wells LLP acted as counsel to PricewaterhouseCoopers LLP in its capacity as advisor to the State Treasurer of the State of Michigan in connection with its investment of retirement funds in Home Properties of New York, L.P. (the "Operating Partnership"). Mr. Gosule was the nominee of the State Treasurer under the terms of the investment agreements relating to that transaction. Those retirement funds divested their interest in Home Properties in 2001 and no longer have the right to nominate a board member. The Board of Directors has concluded that it is desirable for Mr. Gosule to continue to serve as a director and has therefore nominated him for re-election.

         Leonard F. Helbig, III, 56, has been a director of the Company since August, 1994. From 1999 until March, 2002, Mr. Helbig was President, Financial Services for Cushman & Wakefield, Inc. Prior to that, Mr. Helbig served as Executive Managing Director of the Asset Services and Financial Services Groups at Cushman & Wakefield since 1984. Mr. Helbig is a member of the Urban Land Institute, the Pension Real Estate Association and the International Council of Shopping Centers. Mr. Helbig is a graduate of LaSalle University and holds the MAI designation of the American Institute of Real Estate Appraisers.

         Roger W. Kober, 68, has been a director of the Company since August, 1994. Mr. Kober is currently a director of RGS Energy Corporation and its wholly owned subsidiary, Rochester Gas and Electric Corporation. He was employed by Rochester Gas and Electric Corporation from 1965 until his retirement on January 1, 1998. From March, 1996 until January 1, 1998, Mr. Kober served as Chairman and Chief Executive Officer of Rochester Gas and Electric Corporation. He is also a member of the Board of Trustees of Rochester Institute of Technology. Mr. Kober is a graduate of Clarkson College and holds a Masters Degree in Engineering from Rochester Institute of Technology.

         Albert H. Small, 76, has been a director of the Company since July, 1999. Mr. Small, who has been active in the construction industry for 50 years, is President of Southern Engineering Corporation. He is a member of the Urban Land Institute, National Association of Home Builders and currently serves on the Board of Directors of the National Symphony Orchestra, National Advisory Board Music Associates of Aspen, Department of State Diplomatic Rooms Endowment Fund, James Madison Council of the Library of Congress, Tudor Place Foundation, The Life Guard of Mount Vernon, Historical Society of Washington, DC and the National Archives Foundation. Mr. Small is a graduate of the University of Virginia. In connection with the acquisition of a portfolio of properties located in the suburban markets surrounding Washington, D.C., Mr. Small and others received approximately 4,086,000 operating partnership units in the Operating Partnership. Mr. Small is a Vice President, shareholder and a director of Community Realty Company, Inc. ("CRC"), the general partner of the entities that owned the portfolio and he is the nominee of the former owners under the terms of the acquisition documents.

         Clifford W. Smith, Jr., 55, has been a director of the Company since August, 1994. Mr. Smith is the Epstein Professor of Finance of the William E. Simon Graduate School of Business Administration of the University of Rochester, where he has been on the faculty since 1974. He has written numerous books and articles on a variety of financial, capital markets and risk management topics and has held editorial positions for a variety of journals. Mr. Smith is a graduate of Emory University and holds a PhD from the University of North Carolina at Chapel Hill.

         Paul L. Smith, 66, has been a director of the Company since August, 1994. Mr. Smith was a director, Senior Vice President and the Chief Financial Officer of the Eastman Kodak Company from 1983 until he retired in 1993. He is currently a director of Performance Technologies, Incorporated and Constellation Brands, Inc. He is also a member of the Board of Trustees of the George Eastman House and Ohio Wesleyan University. Mr. Smith is a graduate of Ohio Wesleyan University and holds an MBA Degree in finance from Northwestern University.

         Amy L. Tait, 43, has served as a director of the Company since its inception in 1993. Effective February 15, 2001, Mrs. Tait resigned her full-time position as Executive Vice President of the Company and as a director of HP Management. She is currently the principal of Tait Realty Advisors, LLC ("Tait Realty") and continued as a consultant to the Company pursuant to a consulting agreement that expired February 15, 2002. Mrs. Tait joined Home Leasing in 1983 and held several positions with the Company, including Senior and Executive Vice President and Chief Operating Officer. She currently serves on the M & T Bank Advisory Board and the boards of the United Way of Rochester, Princeton Club of Rochester, the Al Sigl Center and The Commission Project. Mrs. Tait is a graduate of Princeton University and holds an MBA Degree from the William E. Simon Graduate School of Business Administration of the University of Rochester. She is the daughter of Norman Leenhouts and the niece of Nelson Leenhouts.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Board of Directors. The Company is managed by a Board of Directors composed of twelve members, a majority of whom are independent of the Company's management (the "Independent Directors"). The Board of Directors met four times in 2001. There was 100% attendance at the meetings held in 2001 except one director did not attend one meeting.

         Audit Committee. Alan Gosule, Leonard Helbig, Roger Kober and Paul Smith form the Audit Committee of the Board of Directors. Paul Smith chairs this Committee. The Audit Committee recommends the engagement of independent public accountants, reviews the scope of the audit engagement and any other services, reviews the independent public accountants' letter of comments and management's responses to those comments, approves other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists solely of Independent Directors. It met three times during 2001. There was 100% attendance at the Audit Committee meetings in 2001 except one member did not attend one meeting.

         Management and Directors Committee. Burton August, William Balderston, and Clifford Smith currently form the Management and Directors Committee of the Board of Directors. Clifford Smith chairs this Committee. Among its other responsibilities, the Management and Directors Committee performs the traditional functions of a compensation committee, including establishing remuneration levels for officers and directors of the Company, reviewing significant employee benefit programs and establishing and administering executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. It also oversees matters pertaining to succession planning. The Management and Directors Committee consists solely of Independent Directors. Alan Gosule was a member of the Committee from the time of his election to the Board of Directors in 1996 until January, 2002 when he resigned from the Committee. As the nominee of the State Treasurer of the State of Michigan, Mr. Gosule had the right to serve on all of the standing committees of the Board of Directors. He was the only director to serve on both the Audit and Management and Directors Committees. Mr. Gosule submitted his resignation from the Management and Directors Committee in conjunction with the divesting by the State Treasurer of its interest in the Company. Mr. Gosule will continue to serve as a member of the Audit Committee. The Management and Directors Committee met three times during 2001 and there was 100% attendance at the meetings.

         Nominating Committee. In 2001, the Board established a Nominating Committee to consider and make proposals to the full Board regarding Board composition as well as nominees to the Board when openings occur and otherwise. Burton August, William Balderston, Alan Gosule and Clifford Smith form the Nominating Committee. Clifford Smith chairs this Committee. The Nominating Committee did not meet in 2001.

         Mandatory Retirement Policy. Pursuant to the Company's retirement age policy, the retirement age for directors is 75, subject to exceptions if a determination is made, after confidential discussion among other Board members, that a specific director over age 75 is expected to make a significant contribution to the Company during the following year. Such a determination was made with respect to Burton S. August, Sr. and Albert H. Small, both of whom are nominated herein to serve as directors.

COMPENSATION OF DIRECTORS

         In 2001, the Company paid its Independent Directors an annual stipend of $20,000. An additional annual stipend in the amount of $3,000 was paid to the Chairman of each of the Audit and the Management and Directors Committees. Independent Directors are also paid $1,000 per day for attendance (in person or by telephone) at Board and committee meetings. No change to the Independent Directors' compensation package was made in 2001 and none is planned for 2002.

         Pursuant to the 2000 Stock Benefit Plan, each of the Directors is to be granted options to purchase 7,000 shares of the Company's Common Stock immediately following the annual meeting of stockholders in 2000, 2001 and 2002. The options are to have an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. Following the May 2001 annual stockholders meeting, 7,000 options were issued to each of the Independent Directors at an exercise price of $28.34, which was the closing price of a share of the Company's Common Stock on that date.

         Under the Director Deferred Compensation Plan, the Independent Directors can defer up to 100% of their total annual cash compensation (including meeting fees) for three, five or ten years. The Company contributes 10% of the deferred amount, which amount vests after three years. A "phantom" stock account is established for both amounts. Each deferral and the Company contribution is reflected by crediting those accounts with the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value. Participant's accounts are also credited with the number of shares of the Company's Common Stock that could be purchased with hypothetical dividends that would be paid with respect to shares previously allocated to the accounts on the same date and at the same price that shares are purchased for participants in the dividend reinvestment feature of the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "DRIP"). The Director Deferred Compensation Plan is designed to provide substantially the same benefits to the Independent Directors as is provided to eligible employees under the Company's Deferred Bonus Plan. Under the Plan, six of the nine Independent Directors elected to defer some or all of the compensation earned by them in 2001.

         Directors of the Company who are employees of the Company do not receive any compensation for their services as directors. All directors are reimbursed for their expenses incurred in attending directors' meetings.

         Following her resignation as an officer of the Company, effective February 15, 2001, Mrs. Tait was paid a pro-rated stipend for the first quarter of 2001. Mrs. Tait also entered into a consulting agreement with the Company which is described below on page 23 under the heading "Certain Relationships and Transactions."

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid during 1999, 2000 and 2001 to the Company's two Co-Chief Executive Officers, the Executive Vice President and the five Senior Vice Presidents, which group includes the other four most highly compensated executive officers (collectively the "Named Executives").

                           SUMMARY COMPENSATION TABLE
------------------------------ --------- ------------------------------ -------------------------------- --------------
                                                                                   Long-Term
                                              Annual Compensation             Compensation Awards
------------------------------ --------- ------------------------------ -------------------------------- --------------
Name and Principal Position      Year       Salary          Bonus         Securities       Restricted      All Other
                                                                          Underlying      Stock Awards   Compensation
                                                                            Options                          (25)
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
Norman P. Leenhouts,             1999       $230,000     $185,969 (1)     50,000 sh. (17)   426 sh. (21)     $4,800
  Chairman and Co-Chief          2000        276,000       62,044 (2)     50,000 sh. (18)   128 sh. (21)      5,100
  Executive Officer              2001        325,000       98,866 (3)     50,000 sh. (19)   151 sh. (21)      5,100
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
Nelson B. Leenhouts,             1999        230,000      185,969 (1)     50,000 sh. (17)   426 sh. (21)      4,800
  President and Co-Chief         2000        276,000       62,044 (2)     50,000 sh. (18)   128 sh. (21)      5,100
  Executive Officer              2001        325,000       98,866 (3)     50,000 sh. (19)     0               5,100
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
Edward J. Pettinella (4),        1999              0            0              0              0                   0
  Executive Vice President       2000              0            0              0              0                   0
                                 2001        272,692       54,534        150,000 sh. (20) 2,000 sh. (22)          0
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
David P. Gardner,                1999        127,500       59,168 (5)     15,000 sh. (17)    54 sh. (21)      4,800
  Senior Vice President and      2000        153,000       18,380 (6)     15,000 sh. (18)    15 sh. (21)      5,100
  Chief Financial Officer        2001        176,000       28,060 (7)     15,000 sh. (19) 1,017 sh. (23)      5,100
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
Ann M. McCormick,                1999        127,500       59,168 (5)     15,000 sh. (17)    54 sh. (21)      4,800
  Senior Vice President,         2000        153,000       18,380 (6)     15,000 sh. (18)    15 sh. (21)      5,100
  General Counsel and            2001        176,000       28,060 (7)     15,000 sh. (19) 1,017 sh. (23)      5,100
  Secretary
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
John E. Smith,                   1999         78,250       18,622 (8)      5,000 sh. (17)     0               2,866
  Senior Vice President          2000         95,000        6,900 (9)      5,000 sh. (18)     0               3,559
                                 2001        133,565       15,449(10)    10,000  sh. (19)   800 sh. (22)      4,256
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
Scott A. Doyle,                  1999         85,021       25,127(11)      7,500 sh. (17)     0               3,028
   Senior Vice President         2000        100,000       11,750(12)     10,000 sh. (18)     0               3,904
                                 2001        131,000       17,499(13)     10,000 sh. (19)   800 sh. (22)      4,188
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------
Johanna A. Falk,                 1999         82,500       25,385(14)     10,000 sh. (17)    38 sh. (21)      3,270
  Senior Vice President          2000        100,000        8,671(15)     10,000 sh. (18)     4 sh. (21)      3,912
                                 2001        121,000       15,894(16)     10,000 sh. (19)   806 sh. (24)      3,946
------------------------------ --------- -------------- --------------- ---------------- --------------- --------------

(1)      Includes $19,969, which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(2)      Includes $21,099 and $19,748 which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive
         Compensation Plan plus interest as provided in that plan.
(3)      Includes $20,866 which represents 50% of the amount of the 1999 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan.

                                        7

(4)      Mr. Pettinella became an employee of the Company on February 5, 2001. His annualized salary for 2001 was $300,000.
(5)      Includes $5,618, which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(6)      Includes $5,936 and $6,569, which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive
         Compensation Plan plus interest as provided in that plan.
(7)      Includes $6,940, which represents 50% of the amount of the 1999 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in that plan.
(8)      Includes $2,200, which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in the plan.
(9)      Includes $2,326 and $2,015 which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive
         Compensation Plan plus interest as provided in the plan.
(10)     Includes $2,129, which represents 50% of the amount of the 1999 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in the plan.
(11)     Includes $4,113, which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in the plan.
(12)     Includes $4,347 and $4,635 which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive
         Compensation Plan plus interest as provided in the plan.
(13)     Includes $4,897 which represents 50% of the amount of the 1999 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in the plan.
(14)     Includes $2,264 which represents 50% of the amount of the 1998 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in the plan.
(15)     Includes $2,392 and $3,590 which represents 50% of the amount of the 1998 bonus and 1999 bonus, respectively, that was subject to mandatory deferral under the Company's Incentive
         Compensation Plan plus interest as provided in the plan.
(16)     Includes $3,794 which represents 50% of the amount of the 1999 bonus that was subject to mandatory deferral under the Company's Incentive Compensation Plan plus interest as provided in the plan.
(17)     Represents options granted under the Company's 1994 Stock Benefit Plan. They are exercisable for ten years at $27.125 per share and vest over five years.
(18)     Represents options granted under the Company's 2000 Stock Benefit Plan. They are exercisable for ten years at $31.3750 per share and vest over five years.
(19)     Represents options granted under the Company's 2000 Stock Benefit Plan. They are exercisable at $30.15 per share and vest over five years.
(20)     Represents options granted under the Company's 2000 Stock Benefit Plan. 100,000 of the options were granted in February, 2001 when Mr. Pettinella became an officer of the
         Company. These options vested immediately and are exercisable at $27.01 per share. 50,000 of the options were granted in August, 2001 and vest 25,000 in August, 2002 and 25,000 in
         August 2003. These options are exercisable at $30.15 per share.
(21)     Represents shares of common stock issuable pursuant to the Company's Deferred Company's
         Incentive Compensation Plan that constitute the Company's contribution of 10% of the amount of the bonus deferred by the Named Executive for the applicable year plus dividends on those shares as provided under the Deferred Company's Incentive Compensation Plan. These
         shares vest on the three year anniversary of the date they were first credited to the Named
         Executive's account.
(22)     Represents shares of restricted stock granted under the Company's 2000 Stock Benefit Plan.
         The restrictions on these shares lapse in February, 2006.
(23)     Includes 1,000 shares of restricted stock granted under the Company's 2000 Stock Benefit
         Plan. The restrictions on these shares lapse in February, 2006. The remaining shares are issuable to the Named Executive as described in footnote (21).
(24)     Includes 800 shares of restricted stock granted under the Company's 2000 Stock Benefit
         Plan. The restrictions on these shares lapse in February, 2006. The remaining shares are issuable to the Named Executive as described in footnote (21).
(25)     Represents contributions made by the Company to the Named Executive's account under the
         Company's Retirement Savings Plan.

STOCK BENEFIT PLANS

         The Company's 1994 Stock Benefit Plan was adopted by the Company at the time of its initial public offering. As of March 14, 2002, options to purchase 1,542,981 shares have been granted to employees and options to purchase 153,654 shares have been granted to Independent Directors under the 1994 Stock Benefit Plan. Of the options granted under the 1994 Stock Benefit Plan, 567,972 issued to employees and 74,100 issued to Independent Directors were outstanding on March 14, 2002.

         At the annual stockholders meeting held in 2000, the stockholders approved the Company's 2000 Stock Benefit Plan. As of March 14, 2002, options to purchase 1,485,970 shares have been granted to employees and options to purchase 100,760 shares have been granted to Independent Directors under the 2000 Stock Benefit Plan. Of the options granted under the 2000 Stock Benefit Plan, 1,246,692 issued to employees and 100,760 issued to Independent Directors were outstanding on March 14, 2002.

         In addition, 42,750 shares of restricted stock have been issued under the 2000 Stock Benefit Plan to certain executive officers and key employees. The restrictions on these shares terminate five years after their grant date with dividend and voting rights effective on the grant date.

OPTION GRANTS IN FISCAL YEAR 2001

         The following table sets forth certain information relating to the options granted to the Named Executives under the 2000 Stock Benefit Plan with respect to fiscal year ended December 31, 2001. The columns labeled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions in accordance with the rules of the Securities and Exchange Commission. The Company cannot predict the actual growth rate of the Common Stock.

                                                OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                        Individual Grants
                              ------------------------------------------------------------------------
                                             Percent of                                   Potential Realizable Value
                              Number of     Total Options                                 at Assumed Annual Rates of
                                Shares       Granted to                                     Stock Price Appreciation
                              Underlying    Employees in    Exercise or                       for Option Term
                               Options         Fiscal        Base Price   Expiration          ----------------
             Name              Granted          Year          ($/sh.)        Date           5%             10%
             ----              -------          ----          -------        ----           --             ---
   Norman P. Leenhouts          50,000          6.29%          $30.15      7/31/2011       $948,059     $2,402,567
   Nelson B. Leenhouts          50,000          6.29%           30.15      7/31/2011        948,059      2,402,567
   Edward J. Pettinella        100,000         12.59%           27.01      2/07/2011      1,698,644      4,304,698
                                50,000          6.29%           30.15      7/31/2011        948,059      2,402,567
   David P. Gardner             15,000          1.89%           30.15      7/31/2011        284,418        720,770
   Ann M. McCormick             15,000          1.89%           30.15      7/31/2011        284,418        720,770
   John E. Smith                10,000          1.26%           30.15      7/31/2011        189,612        480,513
   Scott A. Doyle               10,000          1.26%           30.15      7/31/2011        189,612        480,513
   Johanna A. Falk              10,000          1.26%           30.15      7/31/2011        189,612        480,513

-------------------------
(1)  Stock Appreciation rights were not granted in 2001.

OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth the value of options held at the end of 2001 by the Company's Named Executives.

                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES (1)

                            Number of                        Number of Shares               Value of Unexercised
                              Shares                      Underlying Unexercised           in-the-Money Options at
                            Acquired on     Value       Options at Fiscal Year End           Fiscal Year End (2)
          Name               Exercise     Realized     Exercisable     Unexercisable   Exercisable    Unexercisable
          ----               --------     --------     -----------     -------------   -----------    -------------
Norman P. Leenhouts            14,338        $89,391     44,000(3)       129,000           $165,900     $269,900
Nelson B. Leenhouts            52,870        395,333     43,468          129,000            169,245      269,900
Edward J. Pettinella                0              0    100,000           50,000            459,000       72,500
David P. Gardner                    0              0     28,234(4)        39,000            218,237       82,775
Ann M. McCormick                    0              0     29,873(5)        39,000            238,965       82,775
John E. Smith                       0              0      4,400           17,600             17,140       32,435
Scott A. Doyle                      0              0      6,400           23,100             21,840       40,048
Johanna A. Falk                     0              0      9,623           24,600             50,465       46,760

(1) Stock appreciation rights were not granted in 2001.
(2) Based on the closing price of the Common Stock on the NYSE on December 31, 2001 of $31.60 less the per Share exercise price of the options.
(3) Subsequent to December 31, 2001, Norman Leenhouts exercised 3,814 options.
(4) Subsequent to December 31, 2001, Mr. Gardner exercised 12,660 options.
(5) Subsequent to December 31, 2001, Mrs. McCormick exercised 14,750 options.

EMPLOYMENT AGREEMENTS

         Norman and Nelson Leenhouts entered into employment agreements with the Company prior to its initial public offering providing for an initial term of five years commencing August 4, 1994 with automatic one year extensions (the "Employment Agreements"). Certain of the terms of the original Employment Agreements have been amended. The second extension term of the Employment Agreements expired on August 4, 2001 and the agreements automatically renewed to August 4, 2002. The agreements provide for the employment of Norman Leenhouts as Chairman of the Board and Co-Chief Executive Officer of the Company and Nelson Leenhouts as President and Co-Chief Executive Officer of the Company and President and Chief Executive Officer of HP Management. The Employment Agreements also provide that if employment is terminated by the Company or not renewed without cause, or terminated by the executive for good reason at any time each of the Leenhouts is entitled to receive an amount equal to twice his base salary and incentive compensation for the year preceding termination plus, in the year following termination, the amount of incentive compensation that he would have earned if he had been an employee on December 31 of the year of termination. The Employment Agreements also entitle the Leenhoutses to receive incentive compensation pursuant to the Company's Incentive Compensation Plan, as such plan may be amended from time to time. Pursuant to the Employment Agreements each of Norman and Nelson Leenhouts are subject to a covenant not to compete with the Company during the term of his employment and, if either is terminated by the Company for cause or resigns without good reason, for two years thereafter. The covenants prohibit Norman and Nelson Leenhouts from participating in the management, operation or control of any multifamily residential business which is competitive with the business of the Company, except that they, individually and through Home Leasing and its affiliates, may continue to own and develop the properties managed by HP Management. The Leenhoutses have also agreed that any commercial property which may be developed by them will be managed by HP Management subject to the approval of the outside members of the Board of Directors. The Employment Agreements may be terminated by either party on written notice given sixty days prior to the expiration of the then current term.

         Edward Pettinella also entered into an employment agreement with the Company providing for a term that commenced on February 5, 2001 and expires on December 31, 2003. The agreement provides for the employment of Mr. Pettinella as an Executive Vice President of the Company at a base salary for 2001 at an annual rate of $300,000, increasing to $350,000 for 2002 and $400,000 for 2003.
In addition, the agreement provides that Mr. Pettinella will receive incentive compensation under the Company's Incentive Compensation Plan. The factor to be applied to his base salary for purposes of determining his share of the bonus pool was set at 10% for 2001, 11% for 2002 and 12% for 2003. In addition, Mr. Pettinella was granted options to purchase 100,000 shares of the Company's Common Stock that vested immediately and have a ten year term. According to his employment agreement he was also granted options to purchase an additional 50,000 shares in August, 2001 and will be granted options to purchase an additional 50,000 shares in August, 2002. The options granted in August, 2001 vest 25,000 in August, 2002 and 25,000 in August, 2003. The options to be granted in August, 2002 will vest 25,000 in August, 2003 and 25,000 in August, 2004. The Company also loaned Mr. Pettinella funds sufficient to purchase 75,000 shares of its Common Stock under the Company's Director, Officer and Employee Stock Purchase Plan. Mr. Pettinella subsequently refinanced and paid off that loan. If Mr. Pettinella's employment is terminated by the Company without cause or terminated by the executive for good reason, he is entitled to receive an amount equal to not less than twice his base salary and incentive compensation for the year preceding termination and the continuation of other fringe benefits. If Mr. Pettinella is not appointed Chief Executive Officer of the Company on or prior to December 31, 2003 and he elects to terminate his employment on or before March 31, 2004, he will be entitled to receive a lump sum payment of $800,000 plus two times his 2003 incentive compensation.

INCENTIVE COMPENSATION PLAN

         Under the Company's Incentive Compensation Plan eligible officers and key employees may earn a cash bonus once a certain targeted level of performance in terms of the Company's Funds from Operations ("FFO") per share/unit (computed on a diluted basis) is achieved. The Incentive Compensation Plan provides for a bonus unit to be awarded for each percent of per share/unit FFO growth in excess of the target. For 2001, the target was originally set at 4% growth in FFO.

         Pursuant to the plan, a factor is applied to each eligible participant's salary, ranging from 1% to 12%, which is multiplied by the resulting bonus units, to determine the split of the bonus pool. The factor applied to the salaries of Norman and Nelson Leenhouts was 12% for services rendered in 2001. For services rendered in 2001, the factor applied to the salary of Mr. Pettinella was 10%. The factor in 2001 applied to the salaries of David Gardner and Ann McCormick was 6% with a factor of 5% applicable to the other Named Executives. So, for example, if the Company had achieved 6% FFO growth in 2001, each of Norman and Nelson Leenhouts would have been entitled to a bonus equal to 24% of their 2001 salary. (6% growth minus the 4% target times their 12% factor.)

         Incentive Plan participants in the 1% and 2% bonus categories are limited to bonuses equal to ten and twenty percent, respectively, of their salaries. There is no limit for participants in the 3% bonus category or above, except there is a deferral component if the number of bonus units earned (based on the Company's performance) exceeds 5 bonus units. The deferred amount plus interest at 6% will be paid out at the rate of 50% in each of the following two years, provided the Company achieves a 5% floor in per share/unit growth each year.

         The target of 4% FFO growth set for 2001 was not achieved. This would have resulted in no bonus paid for services rendered in 2001 and a forfeiture of the portion of the 1999 bonus subject to mandatory deferral in 2000. After considering various factors which are discussed in its Report included later in this Proxy Statement, the Management and Directors Committee recommended and the full Board approved payment of a bonus for services rendered in 2001 at the rate of two bonus units, as well as payment of the portion of the 1999 bonus deferred in 2000.

DIRECTOR, OFFICER AND EMPLOYEE STOCK PURCHASE AND LOAN PROGRAM

         The Company has made various loans to its officers and directors pursuant to its Director, Officer and Employee Stock Purchase and Loan Program, which the Board approved in 1996 (the "Stock Purchase Program"). The loans were used by the recipients to purchase the Company's Common Stock. The Stock Purchase Program approved by the stockholders at the 1998 Annual Meeting of the Stockholders provided that the Company can loan approximately 50% of the purchase price to the Independent Directors and arrange for loans from a commercial bank for the balance. The Company can loan other participating employee directors and officers 100% of the purchase price. Seven of the Independent Directors and thirty of the Company's current or former officers, including the employee directors, have participated in some or all of the various phases of the Stock Purchase Program. To date, 690,864 shares of the Company's Common Stock have been purchased by those officers and directors under the Stock Purchase Program and a total of $11,734,837 has been loaned by the Company to participants. Interest rates on the existing loans range from 6.7% to 7.13%. Of the total amount loaned, approximately $4.01 million remains outstanding to the Named Executives. All dividends from the shares issued under the Stock Purchase Program are applied toward interest and principal payments on the Company or commercial bank loans. The loans are fully recourse to the participants and there is no provision for debt forgiveness. The only loan made under the Stock Purchase Program during the fiscal year ended December, 31, 2001 was a loan of $1,965,000 to Edward Pettinella for the purchase of 75,000 shares of the Company's Common Stock. Mr. Pettinella subsequently refinanced and paid off that loan.

DEFERRED BONUS PLAN

         Previously under the Company's Deferred Bonus Plan, eligible employees can elect to defer up to 50% of their bonus under the Incentive Compensation Plan for three, five or ten years. Commencing with the bonus to be paid for services rendered in 2002, eligible employees can elect to defer up to 100% of their bonus. The Company contributes 10% of the amount deferred, which amount vests after three years. A "phantom" stock account is established for both amounts. Each deferral and Company contribution is reflected by crediting those accounts with the number of shares of the Company's Common Stock that could be purchased with the amounts deferred and contributed at the Common Stock's fair market value. The equivalent of dividends on those shares is also credited to the accounts at the time dividends are paid on the Company's Common Stock. Shares that could be purchased with the hypothetical dividends are credited to accounts at the same price that shares are purchased for participants under the dividend reinvestment feature of the Company's DRIP. Under the Deferred Bonus Plan, Norman Leenhouts deferred $49,433 of his 2001 bonus and the other Named Executives collectively deferred approximately $13,000 of their 2001 bonuses.

EXECUTIVE RETENTION PLAN

         The Company's Executive Retention Plan provides for severance benefits and other compensation to be received by certain employees, including the executive officers, in the event of a change of control of the Company and a subsequent termination of their employment without cause or voluntarily with good cause. Under this Plan, the executive officers, in the event of a termination covered by the Plan, would receive a lump sum payment equal to two times their current base salary, two times their last paid bonus under the Incentive Compensation Plan plus a "gross-up" amount necessary to pay any excise tax due on the payment. In addition, all accrued or deferred bonuses under the Incentive Compensation Plan would be paid and all stock options granted under the 1994 Stock Benefit Plan and the 2000 Stock Benefit Plan would vest.

PERFORMANCE GRAPH

         The following graph compares the cumulative return on the Company's Common Stock during the five year period ended December 31, 2001 to the cumulative return of the NAREIT All Equity REIT Index and the Standard and Poor's 500 Index for the same period. The total return assumes that dividends were reinvested quarterly at the same discounted price as provided under the Company's DRIP and is based on a $100 investment on December 31, 1996. Stockholders should note that past performance does not predict future results.

                               GRAPH APPEARS HERE


             12/31/96    12/31/97   12/31/98    12/31/99   12/31/00     12/31/01
             --------    --------   --------    --------   --------     --------

HME            $100.00     $130.16    $132.64   $152.94     $168.73      $206.53
NAREIT          100.00      120.26      99.21     94.63      119.58       136.24
S&P 500         100.00      122.36     119.25    144.60      140.89       144.40

MANAGEMENT AND DIRECTORS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         As part of its responsibilities, the Management and Directors Committee recommends to the Board compensation policies applicable to the Company's executive officers and the members of its Board of Directors, as well as broad-based compensation plans for the Company's other officers and employees generally. The Committee also makes specific annual compensation recommendations to the Board relating to the Company's executive officers. On an ongoing basis, the Committee also considers the structure of the Company's compensation program as it applies to all employees and, when appropriate, recommends changes to the full Board. The Management and Directors Committee consists only of Independent Directors.

         The Committee believes that the success of the Company is, in large part, attributable to the performance and dedication of its employees and, in particular, to the leadership efforts of its executive officers. In establishing the Company's compensation program, the Management and Directors Committee's goal therefore is to: (1) attract and retain highly capable employees; (2) motivate those employees to maximize the Company's operating and financial performance; and (3) link compensation to the performance of the Company in order to closely align the interests of executives and other employees with those of its stockholders. To achieve these ends, the Company's executive compensation package consists of three components: base salary, annual incentive compensation in the form of a bonus under the Incentive Compensation Plan, and awards of restricted stock and stock options under the Company's Stock Benefit Plan. The Committee annually considers the appropriate level and combination of these three components in the executive officers' compensation packages and, among other things, weighs the competitiveness of the Company's overall compensation arrangements in relation to comparable companies.

         To determine whether the compensation of its senior executives was market competitive, the Committee most recently reviewed industry peer group companies using information from each company's 2001 proxy statement. The Committee considered base salary, incentive compensation and restricted stock and option grants to senior executives at each of the peer group companies. The comparison demonstrated to the Committee that total compensation to the Company's senior executives continues to be below the peer group average.

         The Committee expects to make an annual review of total compensation to the executive and other key officers of the Company.

         Salary. Based on the above review, an assessment of overall corporate performance, including a comparison to peer group performance, and consideration of individual responsibilities and contributions, the Committee recommended to the Board of Directors and the Board approved a 23% salary increase to $400,000 for 2002 for each of the two Co-Chief Executive Officers. Mr. Pettinella's employment agreement provided for a 16.7% increase to $350,000 for 2002, which, it was determined, was consistent with an appraisal of his contribution to the Company. The six other executive officers received increases averaging 9.0%. Based on a similar review of peer group compensation to independent directors, the Committee recommended no adjustments for 2002 in the Company's Independent Director compensation package.

         Incentive Compensation. The Incentive Plan also is designed to closely align the interests of the Company's employees with the interests of its stockholders. It provides for a cash bonus pool to be established once a certain targeted level of performance in terms of the Company's Funds from Operations is achieved. A factor is then applied to the salary of each participant to determine their share of the bonus pool. For 2001, the factor applied to Nelson and Norman Leenhouts' salaries was 12%. The factor applied to Edward Pettinella's salary was fixed in his employment agreement at 10% for 2001. The factor applied to David Gardner's and Ann McCormick's salaries was 6% and the factor applied to the salaries of the other executive officers was 5%. Payment of the bonus is entirely in the discretion of the Committee. For 2001, the targeted level of growth in the Company's Funds from Operations above which a bonus would be paid was established during the fourth quarter of 2000 based on then current projected peer group performance for 2001.

         During 2001, that targeted level of growth was not achieved. This would have resulted in no bonus payment for 2001 services as well as a forfeiture of the portion of the 1999 bonus deferred in 2000. The Committee considered the reasons for the shortfall, in particular the unexpected increase in utility costs during the first half of 2001 as well as the downturn in the economy after September 11th. The Committee also considered the individual performances of the executives as well as the revised projected 2001 financial results for the Company which compared favorably to the revised lower projections for its peer group. Based on this and in the exercise of its discretion, the Committee recommended to the full Board and the Board approved the establishment of a bonus pool for 2001 of two bonus units and approved payment of the portion of the 1999 bonus deferred in 2000. In light of their contributions to the Company and their overall high level of performance, the Committee recommended and the full Board approved payment to each of the Co-Chief Executive Officers as well as the other executive officers of their full share of this bonus pool .

          Historically, during the fourth quarter of the prior year the Committee has recommended and the full Board has approved the targeted level of performance above which a bonus would be paid for the services rendered in the following year. This target was typically based on the published anticipated performance levels for the Company's peer group for the following year. In light of the uncertain economic climate expected for 2002, the published anticipated performance levels for the Company and its peer group includes a much wider range than has been typical in the past. As a result, the Committee recommended to the full Board and the full Board approved that the targeted level of the Company's performance for 2002, for purposes of determining the bonus payout, would not be set until final 2002 financial results are available for the Company and its peer group. The bonus pool will then be established based on a comparison of the actual performance of the Company as compared to its peer group's actual performance.

         The Committee expects to regularly review the Incentive Plan to assure its appropriateness.

         Stock Compensation. The purpose of option grants is to offer employees an incentive to maximize their efforts to promote the Company's economic performance and thereby advance the interests of the Company's stockholders. To encourage the employees to seek long term appreciation in the value of the Company's Common Stock, options are typically not immediately exercisable but vest over a specified period of time, usually five years.

         In 2001, the Management and Directors Committee again reviewed the number of options granted to the Co-Chief Executive Officers and other executive officers in light of the other elements of their compensation and their overall equity interest in the Company's business, including their ownership of units of limited partnership interest in the Operating Partnership. The Committee determined to encourage officers to acquire additional Common Stock by making option awards under the 2000 Stock Option Plan.

         The Management and Directors Committee therefore recommended and the Board of Directors approved the issuance of approximately 725,000 additional options to purchase Common Stock to certain officers and employees of the Company at an option price equal to the closing price on the New York Stock Exchange for a share of the Company's Common Stock on the date of the grant. In August 2001, each of the Named Executives therefore received additional options which vest 20% per year and expire in ten years. Each of the Co-Chief Executive Officers received 50,000 additional options. Pursuant to his employment agreement, Mr. Pettinella received 100,000 options upon the commencement of his employment and an additional 50,000 options in August, 2001. Each of David Gardner and Ann McCormick received 15,000 additional options. Each of the other four executive officers received 10,000 additional options.

         In addition, for 2002, the Committee recommended and the Board of Directors approved the issuance of 22,150 shares of restricted stock to executive officers and key employees under the 2000 Stock Benefit Plan. In 2000, restricted stock grants were primarily used for sign-on bonuses and as special awards for key employees. After reviewing the higher granting levels of the Company's peer group, the Committee made a determination to use restricted stock grants as a more regular component of compensation to executives and other key employees. The Committee concluded that the grant of restricted shares was a favorable method for moving compensation levels of this group of employees closer to that of the Company's peer group while maintaining the motivational advantages of cliff vesting and stock appreciation. The Co-Chief Executive Officers were each awarded 3,000 shares of restricted stock. Edward Pettinella received 2,000 shares of restricted stock and David Gardner and Ann McCormick each received 1,000 shares of restricted stock. The other executive officers received an aggregate of 3,000 shares of restricted stock. The restrictions on all of these awards lapse at the end of five years.

         The Committee expects to recommend periodic awards under the 2000 Stock Benefit Plan, including the issuance of additional shares of restricted stock.

         Co-Chief Executive Officer Compensation. The Committee considers and develops recommendations to the full Board on matters pertaining to the compensation of Nelson and Norman Leenhouts substantially in conformity with the policies described above for all other executive officers of the Company. The Committee meets in executive session to determine compensation levels for all inside directors, including the Co-Chief Executive Officers, for the next year as well as to evaluate their performance.

         Section 162(m). It is the Committee's policy that executive compensation should be deductible to the Company for federal income tax purposes. The Committee will annually consider compensation decisions in light of the limit on deductibility under Section 162(m) of the Internal Revenue Code and related regulations.

         Submitted by the Management and Directors Committee,

         Clifford W. Smith, Jr., Chairman
         Burton S. August, Sr.
         William Balderston, III

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of Home Properties of New York, Inc. ("Home Properties") is composed of independent directors as required by the rules of the New York Stock Exchange and operates under a written charter adopted by the Committee and the Board.

         During 2001, the Committee met three times. The members of the Committee are identified at the end of this report.

         Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         The independent accountants provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Committee discussed with the independent accountants their independence. All audit and non-audit services provided by PricewaterhouseCoopers LLP and the fees paid by the Company with respect to such services are reviewed by the Audit Committee, which has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants' independence.

         The Committee discussed with the Company's internal auditors and the independent accountants the scope and plans for their respective audits. The Committee met with the independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company's internal controls, and the quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Submitted by the Audit Committee,

         Paul L. Smith, Chairman
         Alan L. Gosule
         Leonard F. Helbig, III
         Roger W. Kober

FEES TO INDEPENDENT ACCOUNTANTS

         Audit Fee. The Company paid to PricewaterhouseCoopers LLP, the independent accountants, audit fees (inclusive of expenses) of $113,700 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for such year.

         Financial Information Systems Design and Implementation Fees. The Company did not engage PricewaterhouseCoopers LLP to provide advice regarding its financial information systems design and implementation during the fiscal year ended December 31, 2001.

         All Other Fees. Fees billed to the Company by PricewaterhouseCoopers LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $224,750. These other fees are further broken down as follows:

         SEC Rule 3-14 audits including review of related
           Form 8-K's relative to property acquisitions                  $88,955

         Review of filing and documents relative to Registration
          Statements and Prospectus Supplements filed with the SEC       $28,900

         Preparation of Home Properties' and subsidiary companies'
          federal and state tax returns                                  $63,895

         Other tax consulting services                                   $43,000


MANAGEMENT AND DIRECTORS COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During the fiscal year 2001, the Management and Directors Committee was comprised of Burton S. August, Sr., William Balderston, III, Alan L. Gosule and Clifford W. Smith, Jr. None of them have ever been an officer of the Company or any of its subsidiaries. Mr. Gosule is a partner in the law firm of Clifford Chance Rogers & Wells, LLP. In 2000, the Company paid fees to Clifford Chance Rogers & Wells, LLP in connection with certain services rendered by the firm to the State of Michigan Retirement Systems in connection with their investment in the Company as well as fees for certain limited services rendered by Clifford Chance Rogers & Wells, LLP to the Company. The Company paid no fees to Clifford, Chance, Rogers & Wells in 2001.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of March 14, 2002 regarding the beneficial ownership of shares of Common Stock by (i) directors, nominees and Named Executives of Home Properties, and (ii) directors, Nominees and executive officers of Home Properties as a group, and (iii) each person known by the Company to be the beneficial owner of more than a 5% interest in the Company. The table also includes information relating to the number and percentage of shares of Common Stock and partnership units of the Operating Partnership ("Units") beneficially owned by the persons included in (i) and (ii) above (such Units are exchangeable into shares, or cash at the election of the Independent Directors of the Company). In preparing this table, the Company has relied on information supplied by its officers, directors, Nominees and certain stockholders, and upon information contained in filings with the SEC.

                               Number of Shares      Percentage of         Number of
     Name and Address of         Beneficially            Shares          Shares/Units         Percentage of
       Beneficial Owner            Owned (1)        Outstanding (1)        Owned (2)         Shares/Units (2)
       ----------------            ---------        ---------------        ---------         ----------------
  Norman P. Leenhouts              207,814 (3)             *                476,974 (3) (5)       1.81%

  Nelson B. Leenhouts              156,766 (4)             *                425,678 (4) (5)       1.62%

  Edward J. Pettinella             202,000 (6)             *                202,000 (6)

  Burton S. August, Sr.             61,141 (7)             *                 65,387 (7)           *

  William Balderston, III           37,102 (8)             *                 37,102 (8)           *

  Alan L. Gosule                    24,898 (9)             *                 24,898 (9)           *

  Leonard F. Helbig, III            51,685 (10)            *                 51,685 (10)          *

  Roger W. Kober                    39,186 (11)            *                 39,186 (11)          *

  Albert H. Small                   16,812 (12)            *              1,055,720 (12)          3.91%

  Clifford W. Smith, Jr.            53,312 (13)            *                 53,312 (15)          *

  Paul L. Smith                     28,752 (14)            *                 28,752  (16)         *

  Amy L. Tait                      132,154 (15)            *                145,967 (15)          *

  David P. Gardner                  50,375 (16)            *                 53,881 (16)          *

  Ann M. McCormick                  48,418 (17)            *                 50,720 (17)          *

  John E. Smith                      9,492 (18)            *                  9,492 (18)          *

  Scott A. Doyle                    12,642 (19)            *                 12,642 (19)          *

  Johanna A. Falk                   27,942 (20)            *                 27,942 (20)          *

  All executive officers
  and directors as a group
  (18 persons)                   1,187,095 (21)        4.49% (22)      2,787,942 (21) (23)        9.72%(23)

----------
*   Less than 1%

                                                                              Percentage of Outstanding
                                                      Number of Shares               Shares As of
   Name and Address of Beneficial Owner              Beneficially Owned           December 31, 2001
   ------------------------------------              ------------------           -----------------
   Perkins Wolf McDonnell & Company
   53 W. Jackson Blvd., Suite 722
   Chicago, IL  60604                                  2,772,500 (24)                     10.70%

   FMR Corp.
   82 Devonshire St.
   Boston, MA  02109                                   2,459,111 (25)                      9.49%

   Teachers Insurance and Annuity
   Association of America
   730 Third Avenue
   New York, NY 10017                                  2,330,608 (26)                      9.00%

   Ohio PERS
   277 East Town Street
   Columbus, OH  43215                                 1,642,251 (27)                      6.34%

(1)      Assumes that all vested shares issuable to the person pursuant to the Director Deferred
         Compensation Plan and the Company's Deferred Bonus Plan (the "Deferred Plans") have been issued, that all currently exercisable options issued to the person have been exercised, that restrictions on all restricted stock issued to the person have lapsed and that all unvested shares issuable to such person pursuant to the Deferred Plans have vested. The total number of shares outstanding used in calculating the percentage assumes that all of the vested shares issuable to any person pursuant to the Deferred Plans have been issued but that none of the options held by any other person have been exercised, that none of the restrictions on restricted stock issued to any other person have lapsed and that none of the unvested shares issuable to any other person pursuant to the Deferred Plans have vested.
(2)      Same assumptions as footnote (1) plus assumes that all Units issued to the person have been exchanged for shares of Common Stock and that for purposes of calculating the percentage the total number of shares assumes that none of the Units issued to any other person have been exchanged for shares of Common Stock.
(3)      Includes 40,186 shares which may be acquired upon the exercise of currently exercisable options, 10,102 shares in custodial accounts for the benefit of Mr. Leenhouts'
         grandchildren as to which he disclaims beneficial ownership and 9,092 shares of common stock issuable pursuant to the Company's Deferred Bonus Plan. The shares issuable under the
         Deferred Bonus Plan are fully vested, except for 630 shares accrued to the beneficial owner's account as the Company's contribution which shall vest on the third anniversary of the date first credited to the account. Also includes grant of 3,000 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse in 2007.
(4)      Includes 43,468 shares which may be acquired upon the exercise of currently exercisable options and 8,260 shares of common stock issuable pursuant to the Company's Deferred Bonus
         Plan. The shares issuable under the Deferred Bonus Plan are fully vested, except for 554 shares accrued to the beneficial owner's account as the Company's contribution which shall vest on the third anniversary of the date first credited to the account. Also includes grant of 3,000 shares of restricted stock under the 2000 Stock Benefit Plan the restrictions on which will lapse in 2007.
(5)      Includes Units owned by Home Leasing and Leenhouts Ventures. Norman Leenhouts and Nelson
         Leenhouts are each directors, officers and 50% stockholders of Home Leasing and each owns
         50% of Leenhouts Ventures. Includes 50,000 Units owned by the respective spouses of each of
         Norman and Nelson Leenhouts as to which they disclaim beneficial ownership.

                                                 20

(6)      Includes 100,000 shares which may be acquired upon the exercise of currently exercisable options and a grant of 4,000 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse 50% in 2006 and 50% in 2007.
(7)      Includes 24,920 shares which may be acquired upon the exercise of currently exercisable options, 1,302 shares of common stock issuable pursuant to the Director Deferred
         Compensation Plan and 9,100 shares held in a trust of which Mr. August is the lifetime beneficiary. The shares issuable under the Director Deferred Compensation Plan are fully vested, except for 119 shares accrued to the beneficial owner's account as the Company's contribution which shall vest on the third anniversary of the date first credited to the account.
(8)      Includes 24,920 shares which may be acquired upon the exercise of currently exercisable options.
(9)      Includes 21,420 shares which may be acquired upon the exercise of currently exercisable options and 2,704 shares issuable pursuant to the Director Deferred Compensation Plan. The shares issuable under the Director Deferred Compensation Plan are fully vested, except for
         246 shares accrued to the beneficial owner's account as the Company's contribution which shall vest on the third anniversary of the date first credited to the account.
(10)     Includes 21,420 shares which may be acquired upon the exercise of currently exercisable options and 2,655 shares issuable pursuant to the Director Deferred Compensation Plan. The shares issuable under the Director Deferred Compensation Plan are fully vested, except for
         241 shares accrued to the beneficial owner's account as the Company's contribution which shall vest on the third anniversary of the date first credited to the account.
(11)     Includes 24,920 shares which may be acquired upon the exercise of currently exercisable options and 1,483 shares issuable pursuant to the Director Deferred Compensation Plan. The shares issuable under the Director Deferred Compensation Plan are fully vested, except for
         135 shares accrued to the beneficial owner's account as the Company's contribution which shall vest on the third anniversary of the date first credited to the account.
(12)     Includes 14,420 shares which may be acquired upon the exercise of currently exercisable options and 2,392 shares issuable pursuant to the Director Deferred Compensation Plan. The shares issuable under the Director Deferred Compensation Plan are fully vested, except for
         217 shares accrued to the beneficial owner's account as the Company's contribution which shall vest on the third anniversary of the date first credited to the account. Also includes Mr. Small's proportionate share of Units owned by Community Realty Company, Inc.
(13)     Includes 17,920 shares which may be acquired upon the exercise of currently exercisable options and 2,767 shares issuable pursuant to the Director Deferred Compensation Plan. Also includes 1,400 shares owned by Mr. Smith's spouse as custodian for their minor children and
         700 shares held in a trust for the benefit of one of Mr. Smith's minor children. The shares issuable under the Director Deferred Compensation Plan are fully vested, except for 252 shares accrued to the beneficial owner's account as the Company contribution which will vest on the third anniversary of the date first credited to the account.
(14)     Includes 17,920 shares which may be acquired upon the exercise of currently exercisable options and 947 shares issuable pursuant to the Director Deferred Compensation Plan. The shares issuable under the Director Deferred Compensation Plan are fully vested, except for
         86 shares accrued to the beneficial owner's account as the Company contribution which will vest on the third anniversary of the date first credited to the account.
(15)     Includes 47,206 shares which may be acquired by Mrs. Tait upon the exercise of currently exercisable options. Also includes 3,612 shares which may be acquired upon the exercise of currently exercisable options and 70 Units owned by Mrs. Tait's spouse as to which she disclaims beneficial ownership. Mrs. Tait shares voting and dispositive power with respect to 15,000 shares and 2,548 Units with her spouse.
(16)     Includes 15,749 shares which may be acquired upon the exercise of currently exercisable options and 1,440 shares of common stock issuable pursuant to the Company's Deferred Bonus
         Plan. The shares issuable under the Deferred Bonus Plan are fully vested, except for 87 shares accrued to the beneficial owner's account as the Company contribution which will vest on the third anniversary of the date first credited to the account. Also includes grant of 2,000 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse 50% in 2006 and 50% in 2007.
(17)     Includes 15,123 shares which may be acquired upon the exercise of currently exercisable options and 1,440 shares of common stock issuable pursuant to the Company's Deferred Bonus
         Plan. The shares issuable under the Deferred Bonus Plan are fully vested, except for 87 shares accrued to the beneficial owner's account as the Company contribution which will vest on the third anniversary of the date first credited to

                                                 21

         the account. Mrs. McCormick shares voting and dispositive power with respect to 565 Units with her spouse. Also includes grant of 2,000 shares of restricted stock under the 2000
         Stock Benefit Plan, the restrictions on which will lapse 50% in 2006 and 50% in 2007.
(18)     Includes 4,400 shares which may be acquired upon exercise of immediately exercisable options. Also includes 1,600 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse 50% in 2006 and 50% in 2007.
(19)     Includes 6,400 shares which may be acquired upon exercise of immediately exercisable options. Also includes 1,600 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse 50% in 2006 and 50% in 2007.
(20)     Includes 9,623 shares which may be acquired upon exercise of immediately exercisable options and 863 shares of common stock issuable pursuant to the Company's Deferred Bonus
         Plan. The shares issuable under the Deferred Bonus Plan are fully vested, except for 43 shares which will vest on the third anniversary of the date first credited to the account.
         Also includes 1,600 shares of restricted stock under the 2000 Stock Benefit Plan, the restrictions on which will lapse 50% in 2006 and 50% in 2007, as well as 4,079 shares held by Mrs. Falk's spouse as custodian for their minor children.
(21)     Includes 466,543 shares which may be acquired upon the exercise of immediately exercisable options, 7,200 shares of restricted stock, the restrictions on which will lapse in 2006 and
         13,000 shares of restricted stock the restrictions on which will lapse in 2007 and 35,844 shares of common stock issuable pursuant to the Deferred Plans which are fully vested, except for 2,722 shares accrued as the Company contribution which will vest on the third anniversary of the date first credited to the accounts.
(22)     Assumes that all vested shares issuable to any person pursuant to the Deferred Plans have been issued, that all exercisable options issued to all listed persons have been exercised, that restrictions on all restricted stock issued to such persons have lapsed and that all unvested shares issuable to such persons pursuant to the Deferred Plans have vested.
(23)     Same assumptions as footnote (22) plus assumes that all Units issued to all listed persons have been exchanged for shares of Common Stock.
(24)     Based on a report on Schedule 13G, filed February 15, 2001, reflecting that Perkins Wolf
         McDonnell & Company has sole voting and dispositive power with respect to 9,850 shares and shared dispositive and voting power with respect to 2,772,500 shares, including Berger
         Small Cap Value Fund, which filed a Schedule 13G on February 14, 2002 reflecting shared voting and dispositive power with Perkins, Wolf, McDonnell & Company with respect to
         1,800,000 shares.
(25)     Based on a report on Schedule 13G, filed February 14, 2002 reflecting that FMR Corp. has sole dispositive power with respect to all of such shares and sole voting power with respect to 1,923,847 of such shares.
(26)     Based on a Schedule 13G filed February 14, 2002 reflecting that Teachers Insurance and
         Annuity Association of America has sole voting and dispositive power with respect to the shares.
(27)     Based on a report on Schedule 13G, filed January 29, 2002, reflecting that the Ohio PERS has sole voting and dispositive power with respect to the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Directors and executive officers of the Company received loans from the Company for some portion of the purchase price of shares of Common Stock purchased by them in connection with the Stock Purchase Program described above. The only new loan made under the Stock Purchase Program in 2001 was a $1,965,000 loan to Edward Pettinella to finance the purchase by him of 75,000 shares of Common Stock. Mr. Pettinella subsequently refinanced and paid off this loan. Approximately $4.01 million is outstanding to the other Named Executives pursuant to the Stock Purchase Program.

         Home Leasing, in consideration of a portion of the Units and cash received by it in connection with the formation of the Company, assigned to HP Management certain management contracts between it and certain entities of which it is a general partner. As a general partner of those entities, Home Leasing Corporation (and, indirectly, Norman and Nelson Leenhouts) has an ongoing interest in such management contracts.

         The Company's corporate headquarters are located in a building that is owned by an entity in which Norman and Nelson Leenhouts indirectly have a 56% interest. The Operating Partnership and the building owner have entered into various leases for approximately 75,000 square feet. The base rent payable by the Operating Partnership under the lease for 2001 was approximately $475,000, which amount will increase to approximately $663,000 for 2002. The lease also requires the Operating Partnership to pay its pro-rata portion of property improvements, real estate taxes and common area maintenance.

         In 1997, in connection with the acquisition of a multi-family property that was owned indirectly by Nelson and Norman Leenhouts, that entity entered into an agreement with the Operating Partnership providing for a contingent fee based on the performance of the underlying property. Based on the performance of the property, it was determined in 2001 that a payment was due from the prior owner to the Operating Partnership under that agreement in the amount of $350,000, which payment has been made.

         Amy L. Tait entered into a one year Consulting Agreement with the Company for the period from February 15, 2001 to February 15, 2002. Pursuant to the Agreement, Mrs. Tait agreed during that period to assist the Company as a general advisor as well as to assist on special projects as requested by the Company's executive officers or the Board of Directors. In addition, Mrs. Tait agreed not to compete with the Company during the term of the Agreement. The compensation paid to Mrs. Tait under the Consulting Agreement was $198,000 in equal monthly payments. In addition, she received a payment in the amount of $127,000 at the time the Consulting Agreement was signed.

         In November, 2001, HP Management and Tait Realty entered into a Property Management Agreement with Midtown Rochester Properties, LLC whereby HP Management and Tait Realty agreed to provide certain management services with respect to a certain commercial property located in Rochester, New York. Amy L. Tait is the principal of Tait Realty. The agreement has a one year term that automatically renews for one year periods unless terminated as provided therein. Pursuant to the Property Management Agreement, the monthly management fee is to be paid 80% to HP Management and 20% to Tait Realty. The monthly management fee is equal to the greater of 4% of gross revenues or $20,000. For services rendered in 2001, Tait Realty was paid approximately $4,000 under the Property Management Agreement.

         Albert H. Small is a Vice President, Director and 20% shareholder in CRC, which owns 160,360 limited partnership units in Home Properties of New York, L.P. CRC provided some financial services to the Operating Partnership, primarily in the form of bookkeeping, accounting and payroll services, during 1999, 2000 and 2001 relating to the communities located in Home Properties' Mid-Atlantic region that were acquired from entities that CRC served as general partner. The fees paid by the Operating Partnership to CRC were $72,000 in 1999; $130,500 in 2000; and $6,000 in 2001.

         At the time of that acquisition the Company also entered into an employment agreement with Douglas Erdman, the President of CRC, to serve as the Company's Vice President, Regional Leader in Washington, DC. Mr. Erdman plans to leave the employment of the Company at the end of the term of his employment agreement on June 30, 2002 and to thereafter return to serve as the President of CRC. The Company will retain the management of certain multifamily properties with respect to which it feels it will be beneficial to retain Mr. Erdman's assistance for a one year period. The Company has therefore agreed to pay CRC $5,833 per month for the twelve months commencing July 1, 2002 in order to reimburse CRC for Mr. Erdman's time.

         The Company has also recently entered into an agreement to assign to CRC all of the Company's interest as manager under certain third party management agreements in consideration for the payment by CRC to the Company of the value of those contracts as reflected on the Company's financial statements (approximately $170,000). That payment is to be made within one year from the date of the assignment of the management rights to CRC. Unpaid amounts will bear interest at six percent per annum.

         Mr. Small is a general partner and six percent owner of a partnership that owns the office building in which the Company has its Mid-Atlantic regional offices. The Operating Partnership and the building owner have entered into a lease for 6,250 square feet. The base rent payable by the Operating Partnership under the lease for 2001 was $141,000. In addition, the lease also requires the Operating Partnership to pay its pro-rata portion of increases in operating expenses and taxes.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed the accounting firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand, L.L.P.) has served as the Company's independent auditors since its commencement of operations and is considered by the management of the Company to be well qualified. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2002 FISCAL YEAR.

                             ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

         The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

         A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement and form of proxy for the 2003 annual meeting of stockholders must be received by the Company by December 1, 2002. Any proposal received after February 15, 2003 will not, under the rules of the Securities and Exchange Commission, be considered timely for presentation at the 2003 annual meeting. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy, and the proponent or a representative of the proponent must attend the Annual Meeting to present the proposal.

INCORPORATION BY REFERENCE

         The Company's financial statements for the years ended December 31, 2001 and 2000, the supplemental financial information and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K (File No. 1-13136) filed with the Securities and Exchange Commission are incorporated herein by reference. COPIES OF THE FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM YVONNE WHEELER, HOME PROPERTIES OF NEW YORK, INC., 850 CLINTON SQUARE, ROCHESTER, NEW YORK 14604 OR FROM THE SECURITIES AND EXCHANGE COMMISSION OVER THE INTERNET AT ITS WEB SITE (HTTP:\\WWW.SEC.GOV).

OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREON.                 Please mark
IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IN THEIR DISCRETION,           your votes as    / X /
THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE           indicated in
THE MEETING OR ANY ADJOURNMENT THEREOF.                                                           this example



PROPOSAL ONE - To elect the following persons       NOMINEES                 05 William Balderston, III  10 Clifford W. Smith, Jr.
to serveas directors until the next annual          01 Norman P. Leenhouts   06 Alan L. Gosule           11 Paul L. Smith
meeting of stockholders and until their             02 Norman B. Leenhouts   07 Leonard F. Helbig, III   12 Amy L. Tait
successors have been elected and have qualified.    03 Edward J. Pettinella  08 Roger W. Kober
                                                    04 Burton S. August, Sr. 09 Albert H. Small

    FOR                 WITHHOLD        (Instruction:  To withhold authority to
all nominees listed     AUTHORITY       vote for any individual nominee, write
(except as marked     to vote for all   that nominee's name in the space
to the contrary)      nominees listed   provided below.)

 /     /              /     /           __________________________  Please disregard the following if you have previously provided your consent decision.
                                        __________________________

                                                                    By checking the box to the right, I consent to future      /   /
PROPOSAL TWO - To ratify           FOR     AGAINST   ABSTAIN        delivery of annual reports, proxy statements, prospectuses
the appointment of                /   /    /   /     /   /          and other materials and shareholder communications,
PricewaterhouseCoopers LLP                                          electronically via the Internet at a webpage which will be
as independentauditors for 2002.                                    disclosed to me.  I understand that the Company may no
                                                                    longer distribute printed materials to me for any future
                                                                    shareholder meeting until such consent is revoked.  I
Mark here             PLEASE MARK, SIGN, DATE AND RETURN THIS       understand that I may revoke my consent at any time by
if address    /  /     PROXY CARD USING THE ENCLOSED ENVELOPE.      contacting the Company's transfer agent, Mellon Investor
change is                                                           Services LLC, Ridgefield Park, NJ and that costs normally
noted on                                                            associated with electronic delivery, such as usage and
reverse                                                             telephone charges as well as any costs I may incur in
                                                                    printing documents, will be my responsibility.


Signature________________________________________Signature_______________________________________________________Date_______________
NOTE: (Please sign above exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)
.....................................................................................................................................
                                                  FOLD AND DETACH HERE

                                          VOTE BY INTERNET OR TELEPHONE OR MAIL
                                              24 HOURS A DAY, 7 DAYS A WEEK

                         INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME THE
                                        BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

           YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                 AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                  INTERNET                                       TELEPHONE                              MAIL
        HTTP://WWW.EPROXY.COM/HME                           1-800-435-6710
      Use the Internet to vote your                  Use any touch-tone telephone to             Mark, sign and date
      proxy. Have your proxy card in                 vote your proxy.  Have your proxy             your proxy card
      hand when you access the web          OR       card in hand when you call.  You will   OR          and
      site.  You will be prompted to enter           be prompted to enter your control            return it in the
      your control number, located in                number, located in the box below,          enclosed postage-paid
      the box below, to create and                   and then follow the directions given.            envelope.
      submit an electronic ballot.

                                   IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                      YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                        HOME PROPERTIES OF NEW YORK, INC.
               REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   ANNUAL MEETING OF STOCKHOLDERS MAY 7, 2002


         The undersigned hereby appoints Norman P. Leenhouts and Nelson B. Leenhouts or each of them, as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties of New York, Inc. which the undersigned would be entitled to vote at the 2002 Annual Meeting of Stockholders of the Company to be held on May 7, 2002 and any adjournment thereof.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


        PLEASE NOTE ANY ADDRESS CORRECTION HERE AND CHECK THE BOX ON THE
                           REVERSE SIDE OF THIS CARD.







.................................................................................
                              FOLD AND DETACH HERE